SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

                         Filed by the Registrant [ X ]
                 Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ X ]    Preliminary Proxy Statement
[   ]    Confidential, for Use of the Commission Only (as permitted by
         Rule 14a-6(e)(2))
[   ]    Definitive Proxy Statement
[   ]    Definitive Additional Materials
[   ]    Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

                                  ARMADA FUNDS
                          (formerly known as NCC Funds)
                (Name of Registrant as Specified in Its Charter)

                  --------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]    No fee required.

[   ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

         1) Title of each class of securities to which transactions applies:

         2)       Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         4)       Proposed maximum aggregate value of transaction:

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[   ]    Fee paid previously with preliminary materials.

[   ]    Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1) Amount Previously Paid:
         2) Form, Schedule or Registration Statement No.:
         3) Filing Party:
         4) Date Filed:

                               [Armada Letterhead]



February 13, 2004


Dear Shareholders:

         A Special Meeting of the Armada Balanced Allocation Fund (the "Fund") is scheduled to be held on March 18, 2004. Enclosed with this letter is a proxy voting ballot, proxy statement and related information concerning this meeting. Shareholders of record as of the close of business on February 2, 2004, are entitled to vote at the meeting and any adjournment of the meeting.

         The attached proxy statement is designed to give you information relating to the proposals on which you are asked to vote. The proposal described in the proxy statement relates to the elimination of the Fund's fundamental investment limit restricting the percentage of the Fund's assets that may be invested in any one issuer. Elimination of this limit will allow the Fund to change its investment policies to invest substantially all of its net assets in one or more open-end management investment companies managed by the Fund's investment adviser, in what is commonly known as a "fund of funds" structure. The Fund's Board of Trustees has approved the changed policies, and it is anticipated that these policies will be implemented on or about May 7, 2004 if shareholders approve the proposal described in the attached proxy statement. The Board of Trustees believes that the fund of funds structure will enable the Fund to achieve its investment objective with increased operational efficiency.

         Please read carefully the enclosed proxy statement. We encourage you to vote in favor of the proposal and ask that you please send your completed proxy ballot in by March 11, 2004 to help save the cost of additional solicitations. If you have any questions or need additional information, please call the Fund toll-free at 1-800-622-FUND (3863). Thank you for taking the time to consider this important proposal and for your investment in the Fund.


                                           Sincerely,


                                           /s/ Robert D. Neary
                                           Chairman

                                IMPORTANT NOTICE

We recommend that you read the entire proxy statement. For your convenience, we have provided a brief overview of the proposal to be voted on at the Special Meeting.

                 QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING
                             AND THE PROXY STATEMENT

The Board is proposing the elimination of the Fund's fundamental investment limit restricting the percentage of the Fund's assets that may be invested in any one issuer. A detailed discussion of the proposal is included in the body of the proxy statement.

Q. WHAT ARE THE PROPOSED CHANGES, AND WHY IS THE BOARD PROPOSING THESE CHANGES?

A. The Board is asking shareholders to consider the elimination of the Fund's fundamental investment limit that restricts the percentage of the Fund's assets that may be invested in any one issuer. Elimination of this limit will allow the Fund to change its investment policies to invest substantially all of its net assets in one or more open-end management investment companies managed by the Fund's investment adviser, in what is commonly known as a "fund of funds" structure. The Board believes that by eliminating the limit and changing the Fund's policies, the Fund will have increased exposure to a broader array of individual securities, a strategy that the adviser believes will result in increased ability to achieve the Fund's objective. It is expected that the adviser will experience increased portfolio management efficiency. The adviser believes that, over time, the elimination of many of the direct portfolio costs through a fund of funds arrangement may create other operational efficiencies, although shareholders will continue to bear fund expenses indirectly. The Board also believes that there would be no material differences in the risks of the Fund operating as a fund of funds from those to which shareholders of the Fund are currently subject.


Q. WHY AM I BEING ASKED TO VOTE ON THESE CHANGES?

A. The proposal involves the elimination of one of the Fund's fundamental investment restrictions and any change to a fundamental investment restriction must be approved by the Fund's shareholders. Shareholders of record as of the close of business on February 2, 2004 are entitled to vote on this proposal.

Q. HOW WOULD THESE CHANGES AFFECT MY ACCOUNT?

A. If these changes are approved, it is anticipated that the Fund would seek to achieve its investment objective of long-term capital appreciation and current income by investing in other open-end management investment companies managed by the Fund's adviser, rather than through direct investments in securities. In managing the Fund as a fund of funds, the Fund's adviser will focus on asset allocation across appropriate asset classes and the portfolio structure of the underlying fund in which the Fund would invest. The Fund's adviser will continue to actively manage the Fund and will monitor positions to ensure that the appropriate mix of assets is constantly in place. Of course, there can be no assurance that the Fund will meet its investment goal or that losses will not occur.

Q. HOW DOES THE BOARD SUGGEST THAT I VOTE?

A. After careful consideration, the Board, including all of the independent Trustees of the Board, unanimously recommends that you vote "FOR" the proposal.

Q. WILL MY VOTE MAKE A DIFFERENCE?

A. Yes. Your vote is needed to help ensure that the proposal can be acted upon. We encourage all shareholders to participate in the governance of the Fund. Additionally, your immediate response on the enclosed proxy card will help save the costs of any further solicitations.

Q. WHOM DO I CALL IF I HAVE QUESTIONS?

A. We will be happy to answer your questions about this proxy solicitation. Please call us at 1-800-622-FUND (3863) between 8:30 a.m. and 5:00 p.m., Eastern Time, Monday through Friday.

Q. HOW DO I VOTE?

A. You may use the enclosed postage-paid envelope to mail your proxy card. You may also vote over the Internet or by telephone. Please follow the instructions on the enclosed proxy card to use these methods of voting.

                                  ARMADA FUNDS
                                 760 MOORE ROAD
                       KING OF PRUSSIA, PENNSYLVANIA 19406
                                 1-800-622-FUND

                         ARMADA BALANCED ALLOCATION FUND

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON MARCH 18, 2004

NOTICE IS HEREBY GIVEN that a Special Meeting of the Shareholders (the "Special Meeting") of the Armada Balanced Allocation Fund (the "Fund"), a series of the Armada Funds (the "Trust") will be held at the offices of PFPC Inc., 760 Moore Road, King of Prussia, Pennsylvania 19406 on March 18, 2004 at 2:00 p.m. Eastern Standard Time for the following purposes:

       1. To consider and approve a proposal to eliminate the Fund's fundamental investment limit restricting the percentage of the Fund's assets that may be invested in any one issuer. Elimination of this limit will allow the Fund to change its investment policies to invest substantially all of its net assets in one or more open-end management investment companies managed by the Fund's investment adviser, in what is commonly known as a "fund of funds" structure. The Fund's Board of Trustees has approved the changed policies, and it is anticipated that these policies will be implemented on or about May 7, 2004 if shareholders approve this proposal.

       2. To transact such other business as may properly come before the Special Meeting or any adjournments thereof.

Shareholders of record at the close of business on February 2, 2004 (the "Record Date") are entitled to notice of, and to vote at, the Special Meeting or any adjournment thereof. Shareholders of record at the close of business on the Record Date* are entitled to provide voting instructions with respect to their proportionate interest in the Fund. This notice and related proxy materials are first being mailed to shareholders on or about February 13, 2004.

All Shareholders are cordially invited to attend the Special Meeting. However, if you are unable to attend the Special Meeting, please mark, sign and date the enclosed proxy card and return it promptly in the enclosed, postage-paid envelope so that the Special Meeting may be held and a maximum number of shares may be voted. Your vote is important no matter how many shares you own. Proxy cards may be revoked at any time before they are exercised by submitting a written notice of revocation or a subsequently executed proxy card or by attending the Special Meeting and voting in person. You may also vote over the Internet or by telephone by following the enclosed instructions to utilize those methods of voting.


                                     By Order of the Board of Trustees
                                     /s/ Herbert R. Martens, Jr.
                                     President
                                     Armada Funds
                                     February 13, 2004

----------------------
* Class H Shareholders of the Fund have received separately a notice regarding conversion of their Class H Shares into Class C Shares. Effective on or about March 1, 2004, Class C Shares of the Fund will be replacing the Class H Shares of the Fund. Accordingly, at the time of the Special Meeting, Class H Shareholders of the Fund will be Class C Shareholders.

                                  ARMADA FUNDS

                         ARMADA BALANCED ALLOCATION FUND

                                 PROXY STATEMENT

This Proxy Statement is being furnished in connection with the solicitation of proxies by or on behalf of the Board of Trustees of the Armada Funds (the "Trust"), a Massachusetts business trust currently offering shares of beneficial interest of the Armada Balanced Allocation Fund (the "Fund"), for use at the Special Meeting of Shareholders of the Trust ("Special Meeting") to be held on Thursday, March 18, 2004 at 2:00 p.m. Eastern Standard Time at the offices of PFPC Inc., 760 Moore Road, King of Prussia, Pennsylvania 19406, and any adjournment thereof.

Shareholders of record of the Fund on February 2, 2004 (the "Record Date") are entitled to notice of and to vote on the proposals at the Special Meeting and any adjournments thereof. At the close of business on the Record Date, there were _____________ shares of the Fund outstanding.

National City Investment Management Company (the "Adviser") will bear the cost of the Special Meeting, including the solicitation of proxy materials. The proxy card and this Proxy Statement are being mailed to Shareholders of the Fund on or about February 13, 2004.

A majority of the outstanding shares of the Fund on the Record Date, represented in person or by proxy, must be present at the Special Meeting to constitute a quorum. If a quorum is not present or represented at the Special Meeting with respect to the Fund, the holders of a majority of the outstanding shares present in person or by proxy shall have the power to adjourn the Special Meeting to a later date, without notice other than announcement at the Special Meeting, until a quorum shall be present or represented. Votes cast by proxy or in person at the Special Meeting will be counted by persons appointed by the Trust to act as inspectors of election for the Special Meeting.

Approval of the elimination of the investment limit requires the vote of a majority of the outstanding voting securities of the Fund (as defined by the Investment Company Act of 1940, as amended (the "1940 Act")), which means the lesser of (a) the holders of 67% or more of the voting securities of the Fund present at the Special Meeting if the holders of more than 50% of the outstanding voting securities of the Fund are present in person or represented by proxy; or (b) more than 50% of the outstanding voting securities of the Fund. Shares represented by a properly executed proxy will be voted in accordance with the instructions thereon, or if no specification is made, the shares will be voted "FOR" the approval of the proposal. Abstentions and broker "non-votes" (i.e. proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which the brokers or nominees do not have discretionary power) will be counted as present at the Special Meeting for purposes of determining a quorum and will have the effect of a "NO" vote on the proposal. Each full share is entitled to one vote and each fractional share to a proportionate fractional vote.

                                  INTRODUCTION

The Trust is organized as a Massachusetts business trust and is not required to hold annual meetings of Shareholders. The Special Meeting is being called in order to permit the Shareholders of the Fund to consider and vote on the proposal set forth in this Proxy Statement. Specifically, Shareholders are being asked to approve the elimination of the Fund's fundamental investment limit restricting the percentage of the Fund's assets that may be invested in any one issuer. Elimination of this limit will allow the Fund to change its investment policies to invest substantially all of its net assets in one or more open-end management investment companies managed by the Fund's investment Adviser, in what is commonly known as a "fund of funds" structure. The Fund's Board of Trustees has approved the changed policies, and it is anticipated that these policies will be implemented on or about May 7, 2004 if shareholders approve the proposal described in this Proxy Statement.

PROPOSAL - ELIMINATION OF FUNDAMENTAL INVESTMENT LIMIT ON PERCENTAGE OF ASSETS INVESTED IN ANY ONE ISSUER

At a meeting of the Board of Trustees held on November 19, 2003, the Board of Trustees of the Fund approved the adoption of new investment policies to authorize the Fund to invest substantially all of its net assets in one or more open-end management investment companies managed by the Adviser (each, an "Underlying Armada Fund") under a "fund of funds" structure. The Fund currently has an investment limitation that prevents the Fund from operating a fund of funds structure, because the limitation limits the percentage of the Fund's assets that may be invested in any one issuer (such as an Underlying Armada
Fund), in general, to no more than 5% of total assets, subject to certain exceptions. A fund of funds structure would involve greater percentage investments in each Underlying Armada Fund than would be permitted under this limitation. This investment limitation may not be eliminated without shareholder vote. At the November 19, 2003 meeting, the Board of Trustees approved elimination of this investment limitation in order to allow the desired investment policy changes, and also approved solicitation of shareholder proxies to authorize the elimination of this investment limitation. If the proposal is approved by shareholders, it is anticipated that the Fund will implement a fund of funds structure on or about May 7, 2004.

The investment limitation to be eliminated provides that the Fund may not:

         PURCHASE SECURITIES OF ANY ONE ISSUER, OTHER THAN SECURITIES ISSUED OR GUARANTEED BY THE U.S. GOVERNMENT OR ITS AGENCIES OR INSTRUMENTALITIES IF, IMMEDIATELY AFTER SUCH PURCHASE, MORE THAN 5% OF THE VALUE OF THE FUND'S TOTAL ASSETS WOULD BE INVESTED IN SUCH ISSUER OR THE FUND WOULD HOLD MORE THAN 10% OF ANY CLASS OF SECURITIES OF THE ISSUER OR MORE THAN 10% OF THE OUTSTANDING VOTING SECURITIES OF THE ISSUER, EXCEPT THAT UP TO 25% OF THE VALUE OF THE FUND'S TOTAL ASSETS MAY BE INVESTED WITHOUT REGARD TO SUCH LIMITATIONS.

If the proposal is approved by shareholders, the Fund would seek to achieve its investment objective by investing in Underlying Armada Funds that are managed by the Adviser, rather than through direct investments in securities. Each Underlying Armada Fund in turn would invest in securities in accordance with its own objective, policies and restrictions. Each Underlying Armada Fund would have different investments. The Fund's resulting investments, based on the Underlying Armada Funds' investment objectives, policies and restrictions, would implement substantially the same investment strategy currently achieved by the Fund through direct investments in a diversified portfolio of securities.

DESCRIPTION OF THE FUND AND THE PROPOSED "FUND OF FUNDS" STRUCTURE

The Fund's investment objective is long-term capital appreciation and current income. This investment objective would remain unchanged in a fund of funds structure. The Fund's investment objective may be changed without shareholder vote.

CURRENT PRINCIPAL INVESTMENT STRATEGIES

The Fund currently invests in a diversified portfolio of common stocks, investment grade fixed income securities and cash equivalents with varying asset allocations depending on the Adviser's assessment of market conditions. Currently, the Fund may invest 45% to 75% of its net assets in equity securities, such as common stocks and convertible securities; 25% to 55% in investment grade fixed income securities, including corporate bonds, U.S. government and agency securities, mortgage-backed securities and asset-backed securities; and up to 30% in cash and cash equivalents. The Fund may also invest up to 20% of net assets in foreign securities (which includes common stock, preferred stock and convertible bonds of companies headquartered outside the United States). The Fund also invests in common stock of small capitalization companies.

The Adviser buys and sells equity securities based on their potential for long-term capital appreciation. The Fund invests the fixed income portion of its portfolio of investments in a broad range of investment grade debt securities (which are those rated at the time of investment in one of the four highest rating categories by a major rating agency) for current income. If a fixed income security is downgraded, the Adviser will re-evaluate the holding to determine whether it is in the best interests of investors to sell. The Adviser buys and sells fixed income securities and cash equivalents based on a number of factors, including yield to maturity, maturity, quality and the outlook for particular issuers and market sectors. The Fund invests in cash equivalent, short-term obligations for stability and liquidity.

Due to its investment strategy, the Fund may buy and sell securities frequently. In some instances this may result in higher transactions costs and additional capital gains tax liabilities, and may lower Fund performance.

ANTICIPATED FUND OF FUNDS PRINCIPAL INVESTMENT STRATEGIES

In a fund of funds structure, the Fund will achieve its objective by investing in a diversified portfolio that already exists within Underlying Armada Funds. The Fund will invest in Underlying Armada Funds in accordance with weightings determined by the Adviser from time to time. The Fund intends to invest 45% to 75% of its net assets in Underlying Armada Funds that invest primarily in equity securities (Armada International Equity Fund, Armada Large Cap Growth, Armada Large Cap Ultra, Armada Large Cap Value, Armada Small Cap Growth and Armada Small Cap Value Funds); 25% to 55% of its net assets in Underlying Armada Funds that invest primarily in investment grade fixed income securities (Armada Bond and Intermediate Bond Funds); and up to 30% of its net assets in the Armada Money Market Fund. As a fund of funds, the Fund normally intends to invest exclusively in shares of Underlying Armada Funds, but may from time to time also invest directly in U.S. government securities and short-term money market instruments.

Under a fund of funds structure, the Fund's assets may be reallocated among the Underlying Armada Funds in the Adviser's discretion. The amount invested in equity, fixed income and money market Underlying Armada Funds will vary from time to time depending on the Adviser's assessment of business, economic and market conditions, including any potential advantage of price shifts between the equity markets and the fixed income markets.

Because of the historical lack of correlation between various asset classes, an investment in the Fund may reduce an investor's overall level of volatility. As a result, an asset allocation strategy may reduce risk.

In managing the Fund as a fund of funds, the Adviser will focus on three key principles: asset allocation, portfolio structure, and continuous Fund management. Asset allocation across appropriate asset classes will be the central theme of the Trust's investment philosophy. The Adviser will seek to reduce risk by investing in Underlying Armada Funds that are diversified within each asset class. Finally, the Adviser will monitor positions to ensure that the appropriate mix of assets is constantly in place.

Upon implementation of a fund of funds policy, the Fund will maintain the ability to convert from the fund of funds structure in the future and to invest directly in the types of securities in which the Underlying Armada Funds invest. Shareholders will be notified in advance before the structure of the Fund is changed.

DESCRIPTION OF THE UNDERLYING ARMADA FUNDS

If the proposal is approved by shareholders, the Fund will invest in the following Underlying Armada Funds described below:

  UNDERLYING ARMADA FUND               INVESTMENT OBJECTIVE      PRINCIPAL INVESTMENT STRATEGY

  ARMADA INTERNATIONAL EQUITY FUND     Capital appreciation      Investing in common stocks of issuers located
                                                                 in at least three foreign countries.

  ARMADA LARGE CAP GROWTH FUND         Capital appreciation      Investing in growth-oriented common stocks
                                                                 of large capitalization companies.

  ARMADA LARGE CAP ULTRA FUND          Capital appreciation      Investing in growth-oriented common stocks
                                                                 of large capitalization companies.

  ARMADA LARGE CAP VALUE FUND          Capital appreciation      Investing in value-oriented common stocks
                                                                 of large capitalization companies.

  ARMADA SMALL CAP GROWTH FUND         Capital appreciation      Investing in growth-oriented common stocks
                                                                 of small capitalization companies.

  ARMADA SMALL CAP VALUE FUND          Capital appreciation      Investing in value-oriented common stocks of
                                                                 small capitalization companies.

  ARMADA BOND FUND                     Current income as well    Investing in a diversified portfolio of
                                       as preservation of        investment grade fixed income securities,
                                       capital                   which maintains a dollar-weighted average
                                                                 maturity of between four and twelve years.

  ARMADA INTERMEDIATE BOND FUND        Current income as well    Investing in investment grade fixed income
                                       as preservation of        securities, while maintaining a
                                       capital                   dollar-weighted average maturity of between
                                                                 three and ten years.

  ARMADA MONEY MARKET FUND             High current income       Investing in a portfolio of high quality
                                       consistent with stability short-term debt securities designed to
                                       of principal while        allow the Fund to maintain a stable net
                                       maintaining liquidity     asset value  of $1.00 per share.


The investment objective of each Underlying Armada Fund is not a fundamental policy. The approval of each Underlying Armada Fund's shareholders would be required to change any of the fundamental investment policies or restrictions; however, any change in non-fundamental investment policies or restrictions would not require such approval.

PRINCIPAL RISKS OF THE FUND AND THE UNDERLYING ARMADA FUNDS

The Fund, as a fund of funds, will have risks substantially the same as those of the Armada Underlying Funds; the Fund will bear those risks through investment in the Armada Underlying Funds, and the Armada Underlying Funds will bear those risks directly. The Fund, currently, and the Underlying Armada Funds have similar risks, as described below. By changing to a fund of funds structure, the Board of Trustees believes that some of these risks may be mitigated because, rather than directly investing in securities, the Fund will invest in the more broadly diversified portfolios of the Underlying Armada Funds.

ALLOCATION RISK.  The Fund currently and as a fund of funds.

The Fund is, and, as a fund of funds, will continue to be subject to the risk that the Adviser's asset allocation decisions to invest in certain classes of assets (or certain Underlying Armada Funds, in the case of a fund of funds) may not anticipate market trends successfully. For example, if the Adviser invested a large percentage of assets in the fixed income Underlying Armada Funds (I.E., the Armada Bond Fund and Armada Intermediate Bond Fund) during a period of stock market appreciation, it could result in lower total return for the Fund. Conversely, weighting common stocks too heavily during a stock market decline may result in failure to preserve capital.

EQUITY MARKET RISK. The Fund currently, and also the Fund as a fund of funds, through its investments in the Armada International Equity Fund, Armada Large Cap Growth Fund, Armada Large Cap Ultra Fund, Armada Large Cap Value Fund, Armada Small Cap Growth Fund and Armada Small Cap Value Fund.

Since they purchase common stocks, the Fund currently and each Underlying Armada Fund is subject to the risk that stock prices will fall over short or extended periods of time. Historically, the stock markets have moved in cycles, and the value of each Underlying Armada Fund's securities may fluctuate from day to day. Individual companies may report poor results or be negatively affected by industry and/or economic trends and developments. The prices of securities issued by such companies may decline in response. These factors contribute to price volatility, which is the principal risk of investing in each Underlying Armada Fund.

The Armada International Equity Fund is subject to the risk that foreign common stocks may underperform other segments of the equity markets or the equity markets as a whole.

The Armada Large Cap Growth, Armada Large Cap Ultra and Armada Large Cap Value Funds are subject to the risk that large cap common stocks may underperform other segments of the equity markets or the equity markets as a whole.

The Armada Small Cap Growth Fund is subject to the risk that growth-oriented small cap common stocks may underperform other segments of the equity markets or the equity markets as a whole.

The Armada Small Cap Value Fund is subject to the risk that value-oriented small cap common stocks may underperform other segments of the equity markets or the equity markets as a whole.

FOREIGN RISK. The Fund currently, and also the Fund as a fund of funds, through its investments in the Armada International Equity Fund and Armada Intermediate Bond Fund.

Investing in foreign countries poses additional risks since political and economic events unique to a country or region will affect those markets and their issuers. These events will not necessarily affect the U.S. economy or similar issuers located in the United States. In addition, investments in foreign countries are generally denominated in a foreign currency. As a result, changes in the value of those currencies compared to the U.S. dollar may affect (positively or negatively) the value of the Fund currently and the Underlying Armada Fund's investments. These currency movements may happen separately from and in response to events that do not otherwise affect the value of the security in the issuer's home country.

With respect to the Armada International Equity Fund and the Armada Intermediate Bond Fund, emerging market countries are countries that the Morgan Stanley Capital International Emerging Markets Index or the United Nations classifies as emerging or developing. Emerging markets may be more likely to experience political turmoil or rapid changes in market or economic conditions than more developed countries. Emerging market countries often have less uniformity in accounting and reporting requirements and unreliable securities valuation. It is sometimes difficult to obtain and enforce court judgments in such countries and there is often a greater potential for nationalization and/or expropriation of assets by the government of an emerging market country. In addition, the financial stability of issuers (including governments) in emerging market countries may be more precarious than in other countries. As a result, there will tend to be an increased risk of price volatility associated with the Underlying Armada Fund's investments in emerging market countries, which may be magnified by currency fluctuations relative to the U.S. dollar.

SMALL COMPANIES RISK. The Fund currently, and also the Fund as a fund of funds, through its investments in the Armada Small Cap Growth Fund and Armada Small Cap Value Fund.

The smaller capitalization companies the Fund currently and the Underlying Armada Funds invest in may be more vulnerable to adverse business or economic events than larger, more established companies. In particular, these small companies may have limited product lines, markets and financial resources, and may depend upon a relatively small management group. Therefore, small cap stocks may be more volatile than those of larger companies. These securities may be traded over the counter or listed on an exchange.

FIXED-INCOME MARKET RISK. The Fund currently, and also the Fund as a fund of funds, through its investments in the Armada Bond Fund and Armada Intermediate Bond Fund.

A fixed income security is designed to provide a fixed rate of interest for the term of the security and return the principal value at maturity. The prices of fixed income securities respond to economic developments, particularly interest rate changes, as well as to perceptions about the creditworthiness of individual issuers, including governments. Generally, fixed income securities will decrease in value if interest rates rise and vice versa. Also, longer-term securities are generally more volatile, so the average maturity or duration of these securities affects risk.

The Underlying Armada Funds and the Fund are also subject to the risk that investment grade fixed income securities may underperform other segments of the fixed income markets or the fixed income markets as a whole.

INTEREST RATE RISK. The Fund currently, and also the Fund as a fund of funds, through its investments in the Armada Bond Fund, Armada Intermediate Bond Fund and Armada Money Market Fund.

An investment in the Fund currently and in the Underlying Armada Funds is subject to interest rate risk, which is the possibility that an Underlying Armada Fund's yield will decline due to falling interest rates.

CREDIT RISK. The Fund currently, and also the Fund as a fund of funds, through its investments in the Armada Bond Fund, Armada Intermediate Bond Fund and Armada Money Market Fund.

The value of debt securities may be affected by the ability of issuers to make principal and interest payments. If an issuer can't meet its payment obligations or if its credit rating is lowered, the value of its debt securities may fall. Although the Fund's and the Underlying Armada Funds' U.S. government securities are considered to be among the safest investments, they are not guaranteed against price movements due to changing interest rates. The Fund, the Armada Bond Fund and the Armada Intermediate Bond Fund may invest in securities issued or guaranteed by agencies, authorities, instrumentalities or sponsored enterprises of the U.S. government, such as Government National Mortgage Association ("GNMA"), Federal National Mortgage Association ("FNMA"), Federal Home Loan Mortgage Corporation ("Freddie Mac") and Federal Home Loan Banks ("FHLBs"), as well as obligations issued or guaranteed by the U.S. government, including U.S. Treasury bills, notes and bonds. Obligations issued by some U.S. government agencies, authorities, instrumentalities or sponsored enterprises, such as GNMA, are backed by the full faith and credit of the U.S. Treasury, while obligations issued by others, such as FNMA, Freddie Mac and FHLBs, are backed solely by the ability of the entity to borrow from the U.S. Treasury or by the entity's own resources. No assurance can be given that the U.S. government would provide financial support to U.S. government agencies, authorities, instrumentalities or sponsored enterprises if it is not obligated to do so by law.

The following risk factors are not current principal risks of the Fund, but are principal risks of the indicated Underlying Armada Fund. If the Fund operates as a fund of funds, these risks will apply to the Fund to the extent that it invests in the indicated Underlying Armada Fund.

PREPAYMENT/EXTENSION RISK.  Armada Bond Fund and Armada Intermediate Bond Fund.

The mortgages underlying mortgage-backed securities may be paid off early, which makes it difficult to determine their actual maturity and therefore calculate how they will respond to changes in interest rates. The Underlying Armada Funds may have to reinvest prepaid amounts at lower interest rates. This risk of prepayment is an additional risk of mortgage-backed securities. This risk also exists for other asset-backed securities, although generally to a lesser degree.

Debt extension risk is the risk that an issuer will pay principal on an obligation held by an Underlying Armada Fund (such as an asset-backed or mortgage-backed security) later than expected. This may happen during a period of rising interest rates. Under these circumstances, the value of the obligation will decrease and the Underlying Armada Fund will suffer from the inability to invest in higher yielding securities.

MULTI-NATIONAL COMPANIES RISK.  Armada International Equity Fund.

Companies making up the MSCI EAFE Index are generally issuers of larger cap securities of multi-national companies who are affected by risks worldwide.

COUNTRY RISK.  Armada International Equity Fund.

Investment in a particular country of 25% or more of the Underlying Armada Fund's total assets will make the Underlying Armada Fund's performance more dependent upon the political and economic circumstances of that country than a mutual fund more widely diversified among issuers in different countries.

COUNTERPARTY RISK.  Armada Money Market Fund.

A repurchase agreement carries the risk that the other party may not fulfill its obligations under the agreement.


NET ASSET VALUE OF THE FUND AND UNDERLYING ARMADA FUNDS

Like the Fund, each Underlying Armada Fund determines its net asset value on each day on which the New York Stock Exchange is open. The net asset value is determined as of the close of regular trading on the New York Stock Exchange (currently 4:00 p.m., Eastern Standard Time). Each Underlying Armada Fund's net asset value is computed by determining the value of the Underlying Armada Fund's total assets (the securities it holds plus any cash or other assets, including interest accrued by not yet received), and subtracting all of the Underlying Armada Fund's liabilities (including accrued expenses). The Fund's net asset value will be determined at the same time and on the same days that the net asset value of the Underlying Armada Funds are calculated. The Fund may withdraw all or any portion of its investment in an Underlying Armada Fund at any time at net asset value.

FEES AND EXPENSES

You may invest in the Underlying Armada Funds directly. By investing in the Underlying Armada Funds indirectly through the Fund, you will incur not only a proportionate share of the expenses of the Underlying Armada Funds held by the Fund, but also expenses of the Fund.

The following comparative fee tables show the fees for the Fund as of May 31, 2003. The pro forma tables show the Fund's fees assuming that the Proposal is approved by shareholders of the Fund. No fee table is provided for Class R Shares of the Fund since Class R Shares of the Fund have not commenced operations.

SHAREHOLDER FEES
(PAID DIRECTLY FROM YOUR INVESTMENT)

------------------------------------  ------------------------------------------   -------------------------------------------
                                                                                                   PRO FORMA-
                                               BALANCED ALLOCATION FUND                     BALANCED ALLOCATION FUND
                                                     CURRENT FEES                           FEES AS A FUND OF FUNDS
------------------------------------  ------------------------------------------   -------------------------------------------
                                      CLASS A    CLASS B    CLASS C     CLASS I     CLASS A    CLASS B    CLASS C    CLASS I

Maximum Total Sales Charge (Load)     4.75% 1    5.00% 2    1.00% 3    None        4.75% 1    5.00% 2    1.00% 3    None
------------------------------------  ---------- ---------- ---------- ---------   ---------- ---------- ---------- ----------
Maximum Sales Charge (Load)
Imposed on Purchases (as
percentage of offering price)         4.75% 1    None       None       None        4.75% 1    None       None       None
------------------------------------  ---------- ---------- ---------- ---------   ---------- ---------- ---------- ----------
Maximum Deferred Sales Charge
(Load) (as percentage of net asset
value)                                None       5.00% 2    1.00% 3    None        None       5.00% 2    1.00% 3    None
------------------------------------  ---------- ---------- ---------- ---------   ---------- ---------- ---------- ----------
Maximum Sales Charge (Load)
Imposed on Reinvested Dividends
and Other Distributions (as a
percentage of offering price)         None       None       None       None        None       None       None       None
------------------------------------  ---------- ---------- ---------- ---------   ---------- ---------- ---------- ----------
Redemption Fee (as a percentage of
amount redeemed, if applicable)       None       None       None       None        None       None       None       None
------------------------------------  ---------- ---------- ---------- ---------   ---------- ---------- ---------- ----------
Exchange Fee                          None       None       None       None        None       None       None       None
------------------------------------  ---------- ---------- ---------- ---------   ---------- ---------- ---------- ----------


ANNUAL FUND OPERATING EXPENSES
(EXPENSES THAT ARE DEDUCTED FROM FUND ASSETS)

Investment Advisory Fees              0.75%      0.75%      0.75%      0.75%       0.25% 4    0.25% 4    0.25% 4    0.25%4
------------------------------------  ---------- ---------- ---------- ---------   ---------- ---------- ---------- ----------
Distribution (12b-1) Fees             0.05% 5    0.75%      0.75%      0.05%       0.05% 5    0.65%      0.65%      0.05%
------------------------------------  ---------- ---------- ---------- ---------   ---------- ---------- ---------- ----------
Other Expenses:
------------------------------------  ---------- ---------- ---------- ---------   ---------- ---------- ---------- ----------
   Shareholder Servicing Fees 6       0.25%      0.25%      0.25%      N/A         0.25%      0.25%      0.25%      N/A
------------------------------------  ---------- ---------- ---------- ---------   ---------- ---------- ---------- ----------
   Other 7                            0.16%      0.16%      0.16%      0.16%       0.14%      0.14%      0.14%      0.14%
------------------------------------  ---------- ---------- ---------- ---------   ---------- ---------- ---------- ----------
Total Other Expenses                  0.41%      0.41%      0.41%      0.16%       0.39%      0.39%      0.39%      0.14%
------------------------------------  ---------- ---------- ---------- ---------   ---------- ---------- ---------- ----------
Total Annual Fund Operating           1.21%      1.91%      1.91%      0.96%       0.69% 4    1.29% 4    1.29% 4    0.44%4
Expenses
------------------------------------  ---------- ---------- ---------- ---------   ---------- ---------- ---------- ----------
Indirect Underlying Fund Expenses     N/A        N/A        N/A        N/A         0.95% 8    0.95% 8    0.95% 8    0.95%8
------------------------------------  ---------- ---------- ---------- ---------   ---------- ---------- ---------- ----------
Total Fund Operating and Indirect     N/A        N/A        N/A        N/A         1.64% 8    2.24% 8    2.24% 8    1.39%8
Expenses
------------------------------------  ---------- ---------- ---------- ---------   ---------- ---------- ---------- ----------


1 This sales charge varies depending upon how much you invest. See "Sales Charges" in the Class A, B and C Shares prospectus.
2  This amount applies to redemptions during the first and second years.
   The deferred sales charge decreases to 4.0%, 3.0% and 2.0% for redemptions made during the third through fifth years, respectively. No deferred sales charge is charged after the fifth year. For more information see "Contingent Deferred Sales Charges" in the Class A, B and C Shares prospectus.
3 A contingent deferred sales charge is charged only with respect to Class C Shares redeemed prior to eighteen months from the date of purchase.
4 The Adviser will charge 0.25% as its advisory fee while the Fund operates as a fund of funds; however, upon commencement of operations as a fund of funds the Adviser has agreed to waive all of its advisory fees for the Fund through the May 31, 2005. After this fee waiver, the Fund's Investment Advisory Fees and Total Annual Fund Operating Expenses are expected to be:

                             TOTAL        TOTAL         TOTAL         TOTAL
             ADVISORY      EXPENSES     EXPENSES      EXPENSES      EXPENSES
               FEES        (CLASS A)    (CLASS B)     (CLASS C)     (CLASS I)
              0.00%          0.44%        1.04%         1.04%         0.19%

   These fee waivers are voluntary and may be revised or discontinued at any time. Total Annual Fund Operating Expenses would be higher if such waivers were discontinued.

5 Represents actual Distribution (12b-1) Fees incurred by the Fund's Class A and I Shares during the last fiscal year. The Fund may reimburse expenses up to a maximum of 0.10% under the Fund's distribution plans for Class A and I Shares but expects such reimbursements to be no more than 0.05% during the current fiscal year.
6 Certain financial institutions may provide administrative services to their customers who own Class A, Class B or Class C Shares and may be paid up to 0.25% (on an annualized basis) of the net asset value of the respective share classes. For further information, see "Shareholder Services Plan" in the Statement of Additional Information.
7  Other expenses have been restated to reflect current expenses.
8 Because the Fund, as a fund of funds, invests in other mutual funds, your investment in the Fund would also be indirectly subject to the operating expenses of the Underlying Armada Funds. Such expenses have typically ranged from 0.73% to 1.38% for Class I Shares of the Underlying Armada Funds, which is the only class of shares of the Underlying Armada Funds in which the Fund will invest.

   The ratios of Indirect Underlying Fund Expenses shown in the table above are based on hypothetical allocations of Fund assets to Underlying Armada Funds as follows:

                              International Equity Fund              9.00%
                              Large Cap Growth Fund                  16.5%
                              Large Cap Value Fund                   16.5%
                              Small Cap Growth Fund                  9.00%
                              Small Cap Value Fund                   9.00%
                              Bond Fund                             40.00%
                              Money Market Fund                         0%

   The allocations shown above are illustrative. Actual allocations may vary, which would affect the level of indirect expenses, favorably or unfavorably, to which the Fund is subject.

   Total Fund Operating and Indirect Expenses (after fee waivers for the Fund and for the Underlying Armada Funds) are expected to be:

            CLASS A         CLASS B        CLASS C       CLASS I
             1.39%           1.99%          1.99%         1.14%

EXAMPLE

The Example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The Example assumes that you invest $10,000 in the Fund for the time periods indicated and that you sell your shares at the end of the periods.

The Example also assumes that each year your investment has a 5% return, Fund expenses remain the same and you reinvest all dividends and distributions, and your Class B Shares convert to Class A Shares after eight years. Although your actual costs and returns might be different, your approximate costs of investing $10,000 in the Fund would be:

                                   1 YEAR     3 YEARS      5 YEARS     10 YEARS
                                   ------     -------      -------     --------
  Class A Shares                     $592        $841      $1,108        $1,871
  Class A Shares   - Pro Forma*       634         968       1,324         2,326

  Class B Shares 1                   $694      $1,000      $1,232        $2,051
  Class B Shares 1 - Pro Forma*       727       1,100       1,400         2,424
  Class B Shares 2                   $194        $600      $1,032        $2,051
  Class B Shares 2 - Pro Forma*       227         700       1,200         2,424

  Class C Shares 1                   $294        $600      $1,032        $2,233
  Class C Shares 1 - Pro Forma*       327         700       1,200         2,575
  Class C Shares 2                   $194        $600      $1,032        $2,233
  Class C Shares 2 - Pro Forma*       227         700       1,200         2,575

  Class I Shares                      $98        $306        $531        $1,178
  Class I Shares   - Pro Forma*       142         440         761         1,669

* The example is based on total annual operating expenses for the Fund plus estimated indirect expenses of the Underlying Armada Funds. Actual expenses will vary depending upon the allocation of the Fund's assets among the various Underlying Armada Funds.
1  If you sell your shares at the end of the period.
2  If you do not sell your shares at the end of the period.


RECOMMENDATION FOR THE PROPOSAL

The Board of Trustees recommends elimination of the Fund's fundamental investment limit restricting investments in any one issuer, because elimination of this limit will allow the Fund to change its investment policies to invest substantially all of its net assets in one or more open-end management investment companies managed by the Fund's investment Adviser under a fund of funds structure. The Board considered that the fund of funds strategy would permit exposure to a broader array of individual securities, a strategy that the Adviser believes will result in increased ability to achieve the Fund's objective. Further, the broader diversification permitted under a fund of funds structure may reduce risk of exposure to any particular issuer. The Adviser also believes it will experience increased portfolio management efficiency. The Adviser believes that, over time, the elimination of many of the direct portfolio costs through a fund of funds arrangement may create other operational efficiencies, although shareholders will continue to bear fund expenses indirectly. The Board considered the fact that in operating as a fund of funds, the Fund would indirectly bear the costs associated with the Underlying Armada Funds. The Board also considered the fact that the Adviser has agreed to waive all of its investment advisory fee until May 31, 2005, thereby capping Total Annual Fund Operating Expenses at 0.44% (for Class I Shares, and to correspondingly reduced levels for other Classes), in an effort to offset some of the costs of investing in the Underlying Armada Funds. This waiver is voluntary and may be reduced or discontinued at any time.

Furthermore, because the assets of the Fund would be invested in the shares of the Underlying Armada Funds utilizing investment strategies similar to those utilized by the Fund through its direct investment in securities, the Trustees of the Fund believe there are no material differences between the risks of the Fund from investing in Underlying Armada Funds and the risks to which shareholders of the Fund currently are subject.

Based on their consideration, analysis and evaluation of the above factors and other information deemed by them to be relevant, the Trustees, including a majority of the Independent Trustees, have concluded that it would be in the best interest of the Fund and its shareholders to approve the proposal to eliminate the investment limit on investment in any one issuer.

The Board of Trustees unanimously recommends that shareholders vote "FOR" the Proposal.

              GENERAL INFORMATION ABOUT THE TRUST AND OTHER MATTERS

INVESTMENT ADVISER, ADMINISTRATOR AND PRINCIPAL UNDERWRITER

The Adviser, located at 1900 East Ninth Street, Cleveland, Ohio 44114, serves as the investment adviser to the Fund. The Adviser is a registered investment adviser and an indirect wholly-owned subsidiary of National City Corporation, a publicly-held bank holding company.

The Trust has entered into a Co-Administration and Account Services Agreement with PFPC Inc. ("PFPC"), 760 Moore Road, King of Prussia, Pennsylvania 19406, and National City Bank ("NCB"), 1900 East Ninth Street, Cleveland, Ohio 44114, pursuant to which PFPC and NCB have agreed to serve as Co-Administrators to the Trust. Prior to June 1, 2003, SEI Investments Global Funds Services served as the administrator to the Trust.

Shares of the Fund are sold on a continuous basis by the Trust's distributor, Professional Funds Distributor, LLC (the "Distributor"). The Distributor has its principal business office at 760 Moore Road, King of Prussia, Pennsylvania 19406.

OWNERSHIP OF SHARES

The table below sets forth shareholders who held 5% or more of shares of the Fund on the Record Date. The percentage ownership of shares changes from time to time depending on purchases and redemptions by shareholders and the total number of Shares outstanding. To the best knowledge of the Trust, no persons other than the persons so identified in the table owned of record or beneficially 5% or more of the outstanding shares of the Fund. A shareholder who beneficially owns, directly or indirectly, more than 25% of the Fund's voting securities may be deemed to be a "control person" (as defined in the 1940 Act) of the Fund.

        NAME AND ADDRESS OF SHAREHOLDER              NUMBER OF SHARES


To the knowledge of the Trust, as of the Record Date, no Trustee owned 1% or more of the outstanding shares of the Fund, and the Trustees and officers of the Fund owned, as a group less than 1% of the outstanding shares of the Fund.

ADJOURNMENT

In the event that a quorum is present, but sufficient votes in favor of the proposals are not received by the time scheduled for the Special Meeting, the persons named as proxies may propose one or more adjournments of the Special Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of the outstanding shares present in person or by proxy at the session of the Special Meeting adjourned. The persons named as proxies will vote in favor of or against such adjournment in direct proportion to the proxies received for or against the proposals. The Adviser will bear the costs of any adjourned sessions.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Trustees does not know of any other business to come before the Special Meeting other than that set forth in this Proxy Statement. If other business is properly brought before the Special Meeting or any adjournment thereof, all proxies will be voted in accordance with the best judgment of the persons voting such proxies as to such business.

SHAREHOLDER PROPOSALS

The Trust is not required to hold annual meetings of shareholders. A special meeting of shareholders may be called at any time by the Board of Trustees or on the written request of shareholders owning at least 20% of the outstanding shares entitled to vote. Any shareholder who wishes to submit a proposal for consideration at a meeting of the Trust should send such proposal to the Trust at 760 Moore Road, King of Prussia, PA 19406. Rules promulgated by the SEC require that, to be considered for presentation at a shareholders' meeting, a shareholder's proposal must, among other things, be received at the offices of the Trust a reasonable time before a solicitation is made. Timely submission of a proposal does not necessarily mean that such proposal will be included.

SHAREHOLDER REPORTS

You can obtain a copy of the Trust's Annual Report dated May 31, 2003 and Semi-Annual Report dated November 30, 2003, without charge, by writing to the Trust c/o PFPC Inc., 760 Moore Road, King of Prussia, Pennsylvania 19406 or by calling toll-free 1-800-622-FUND (3863).

To keep the Fund's costs as low as possible, the Fund attempts to eliminate duplicate mailings to the same address. When two or more shareholders have the same last name and address, the Fund will send just one copy of the Fund's reports or a proxy statement to that address, instead of mailing separate reports to each shareholder, unless you contact the Fund in writing or by telephone and instruct the Fund otherwise. If you wish to receive a separate copy of this proxy statement or any other reports, please contact the Fund by calling toll-free 1-800-622-FUND (3863), or by writing to Armada Funds c/o PFPC, Inc., 760 Moore Road, King of Prussia, PA 19406.

If you have received multiple copies of this proxy or are receiving multiple copies of other reports and would like to receive only one copy in the future, please contact the Fund in writing or by telephone as indicated above.



SHAREHOLDERS ARE URGED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY. YOU MAY ALSO VOTE OVER THE INTERNET OR BY TELEPHONE. PLEASE FOLLOW THE ENCLOSED INSTRUCTIONS ON THE PROXY CARD TO UTILIZE THESE METHODS OF VOTING.

                                     VOTE THIS PROXY CARD TODAY

                               EVERY SHAREHOLDER'S VOTE IS IMPORTANT

                      VOTE BY TOUCH-TONE PHONE, BY MAIL, OR VIA THE INTERNET!

              CALL: To vote by phone, call toll-free 1-800-690-6903 and follow the recorded instructions.

              LOG-ON: Vote on the Internet at www.proxyweb.com and follow the on-line directions.

              MAIL:     Return the signed proxy card in the enclosed envelope.

                                                                    ARMADA FUNDS
                                                  PROXY FOR A SPECIAL MEETING OF
ARMADA BALANCED ALLOCATION FUND                   SHAREHOLDERS ON MARCH 18, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF ARMADA FUNDS (THE "TRUST") and relates to the proposal with respect to the Armada Balanced Allocation Fund (the "Fund"), for use at a Special Meeting of Shareholders to be held on March 18, 2004 at 2:00 p.m. (Eastern Time) in the offices of the Trust's Co-Administrator, PFPC Inc., 760 Moore Road, King of Prussia, Pennsylvania 19406 and at any adjournment thereof.
The undersigned hereby appoints David C. Lebisky and Christine Mason and each of them, attorneys and proxies of the undersigned each with the power of substitution and resubstitution, to attend, vote and act for the undersigned at the above-referenced Special Meeting of Shareholders, and at any adjournment or adjournments thereof, casting votes according to the number of shares of the Fund which the undersigned may be entitled to vote with respect to the proposal set forth on the reverse, in accordance with the specification indicated, if any, and with all the powers which the undersigned would possess if personally present, hereby revoking any prior proxy to vote at such Special Meeting, and hereby ratifying and confirming all that said attorneys and proxies, or each of them, may lawfully do by virtue hereof.

THE UNDERSIGNED HEREBY ACKNOWLEDGE(S) RECEIPT OF THE NOTICE OF SPECIAL MEETING OF SHAREHOLDERS OF THE FUND AND THE PROXY STATEMENT DATED FEBRUARY 13, 2004.


                                             YOUR  VOTE  IS  IMPORTANT.

                                 IF YOU ARE NOT VOTING BY INTERNET OR TELEPHONE, PLEASE SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                                      Date:_______________________________, 2004
                                 -----------------------------------------------

                                 -----------------------------------------------
                                 Signature (Joint Owners) (SIGN IN THE BOX)

                                 Please sign exactly as name appears herein. If shares are held in the name of joint owners, each should sign. Attorneys-in-fact, executors, administrators, etc. should so indicate. If the shareholder is a corporation or partnership, please sign in full corporate or partnership name by authorized person.

Please fill in one of the boxes as shown using black or blue ink or   [ X ]
number 2 pencil. PLEASE DO NOT USE FINE POINT PENS.

This proxy will be voted as specified below with respect to the action to be taken on the following proposal. In the absence of any specification, this proxy will be voted "FOR" the proposal. This proxy will be voted in the designated proxy holder's discretion as to other matters that come before the Special Meeting.

The Board of Trustees of the Trust unanimously recommends that you vote FOR the proposal.


PROPOSALS                                            FOR     AGAINST     ABSTAIN
                                                     [  ]      [  ]        [  ]
(1) To consider and approve a proposal to eliminate the Fund's fundamental investment limit restricting the percentage of the Fund's assets that can be invested in any one issuer.



                    PLEASE SIGN AND DATE ON THE REVERSE SIDE.